FT 736

                         TRUST AGREEMENT

                      Dated: June 11, 2003

     This Trust Agreement among Nike Securities L.P., as Depositor, JPMorgan Chase Bank, as Trustee, Securities Evaluation Service, Inc., as Evaluator, and First Trust Advisors L.P., as Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust Special Situations Trust, Series 24" effective January 23, 1992 (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. Effective June 27, 2002, Nike Securities L.P., a party to the Standard Terms and Conditions of Trust, changed its name to First Trust Portfolios, L.P. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                        WITNESSETH THAT:

     In   consideration  of  the  premises  and  of  the   mutual
agreements herein contained, the Depositor, the Trustee, the Evaluator and Portfolio Supervisor agree as follows:


                             PART I


             STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the Provisions of Parts II and III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                             PART II

              SPECIAL TERMS AND CONDITIONS OF TRUST

      FOR FIRST TRUST U.S.  TREASURY SECURITIES PORTFOLIO,
                     INTERMEDIATE, SERIES 12

     The following special terms and conditions are hereby agreed to:

          A.    The  Bonds defined in Section 1.01(5)  listed  in
   Schedule A hereto have been deposited in trust under this Trust Agreement.

          B. The fractional undivided interest in and ownership of the Trust Fund represented by each Unit for a Trust is the amount set in the "Summary of Essential Information" in the Prospectus.

          C.    The  number  of units in a Trust referred  to  in
   Section  2.03  is  set  forth  in  the  Summary  of  Essential
   Information" in the Prospectus.

          D.    For each Trust the First General Record Date  and
   the amount of the second distribution of funds from the Interest Account shall be the record date for the Initial
   Distribution per Unit and the amount set forth in the "Summary of Essential Information" in the Prospectus. Nothwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the First General Record Date and all subsequent monthly Record Dates shall be on the fifteenth day of the month.

          E. For each Trust the "First Settlement Date" is the date set forth in the "Summary of Essential Information" in the Prospectus.

          F.    The  term  "Bonds" as set forth in  the  Standard
   Terms and Conditions of Trust shall be replaced with the  term
   "Securities."

          G.    The  definition of "Bonds" contained  in  Section
   1.01(5) of the Standard Terms and Conditions of Trust shall be amended by inserting the following after "(the "Corporate
   Bonds")" appearing in the first sentence thereof:

   ",zero coupon bonds (the "Zero Coupon Bonds")".

           H. First Trust Advisors L.P.'s compensation as referred to in Section 3.15 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0020 per Unit.

          I.    The  Evaluator's evaluation fee as set  forth  in
   Section 4.03 of the Standard Terms and Conditions of Trust is hereby amended from $20.00 per evaluation to $.0030 per unit.

           J.    Notwithstanding  anything  to  the  contrary  in
   Section 6.04 of the Standard Terms and Conditions of Trust, the Trustee's Compensation Rate shall be an annual fee in the amount of $.0133 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined by Section
   4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year).

          K.    The Initial Date of Deposit for the Trust is June
   11, 2003.


                            PART III

     A. Nothwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, references to subsequent Series established after the date of effectiveness of the First Trust Special Situations Trust, Series 24 shall include FT 736.

     B. Notwithstanding any provision to the contrary contained in the Standard Terms and Conditions of Trust and in lieu of the receipt of Certificates evidencing ownership of Units of the
Fund, the Sponsor, at its option, may elect that Units of the Fund owned by it be reflected by book entry on the books and records of the Trustee. For all purposes the Sponsor shall be deemed the owner of such Units as if a Certificate evidencing ownership of Units of the Fund had actually been issued by the
Trustee.   The  Units reflected by book entry on  the  books  and
records of the Trustee may be transferable by the registered owner of such Units by written instrument in form satisfactory to the Trustee. The registered owner of Units reflected by book entry on the books and records of the Trustee shall have the right at any time to obtain Certificates evidencing ownership of such Units.

     C.   Section 1.01(1) shall be amended to read as follows:

     "(1)   "Depositor"  shall mean First Trust Portfolios,  L.P.
and its successors in interest, or any successor depositor appointed as hereinafter provided."

     D.   Section 1.01(2) shall be amended to read as follows:

     "(2) "Trustee" shall mean JPMorgan Chase Bank, or any successor trustee appointed as hereinafter provided."

     All references to United States Trust Company of New York in the Standard Terms and Conditions of Trust shall be amended to refer to JPMorgan Chase Bank.

     E.   Section 1.01(3) shall be amended to read as follows:

     "(3)  "Evaluator" shall mean Securities Evaluation  Service,
Inc.   and its successors in interest, or any successor evaluator appointed as hereinafter provided."

     F.   Section 1.01(4) shall be amended to read as follows:

     "(4)"Portfolio  Supervisor" shall mean First Trust  Advisors
L.P.   and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

     G. Section 1.01(12), Section 1.01(13) and Section 2.05 of the Standard Terms and conditions of Trust are hereby deleted in their entirety.

     H.    The  sixth  paragraph of Section 5.02 of the  Standard
Terms and conditions of Trust is hereby amended by deleting the third and fourth sentences thereof.

     I. All reference in the Standard Terms and conditions of Trust to the "Insurer", "Insurance" or "Insurance" are hereby deleted.

     J. All reference in the Standard Terms and conditions of Trust to the "Insurer", "Insurance" or "Insurance" are hereby deleted.

    "(b) "(b) From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee additional Bonds, in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or Contract Obligations relating to such Bonds), to be held, managed and applied by the Trustee as herein provided. Such deposit of additional Bonds shall be made, in each case, pursuant to a Notice of Deposit of Additional Bonds from the Depositor to the Trustee. The Depositor, in each case, shall ensure that each deposit of additional Bonds pursuant to this Section shall be, as nearly as is practicable, in the identical ratio as the Percentage Ratio for such Bonds as is specified in the Prospectus for the Trust and the Depositor shall ensure that such Bonds are identical to those deposited on the Initial Date of Deposit. The Depositor shall deliver the additional Bonds which were not delivered concurrently with the deposit of additional Bonds and which were represented by Contract
Obligations within 10 calendar days after such deposit of additional Bonds (the "Additional Bonds Delivery Period"). If a contract to buy such Bonds between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Bonds are not delivered to the Trust by the end of the Additional Bonds Delivery Period for such deposit, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the monies in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section
3.14.   If  the  Depositor does not take the action specified  in
Section 3.14 within 10 calendar days of the end of the Additional Bonds Delivery Period, the Trustee shall forthwith take the action specified in Section 3.14

     Any contrary authorization in the preceding paragraph notwithstanding, deposits of additional Bonds made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace Failed Contract Obligations if such deposits occur within 20 days from the date of a failure occurring within such initial 90-day period) shall maintain exactly the Percentage Ratio existing immediately prior to such deposit.

     (c)    In  connection with the deposits described in Section
2.01 (a) and (b), the Depositor has, in the case of Section 2.01(a) deposits, and, prior to the Trustee accepting a Section 2.01(b) deposit, will, deposit cash and/or Letter(s) of Credit in an amount sufficient to purchase the Contract Obligations (the "Purchase Amount") relating to Bonds which are not actually delivered to the Trustee at the time of such deposit, the terms of which unconditionally allow the Trustee to draw on the full amount of the available Letter of Credit allocable to the Trust. The Trustee may allow the Depositor to substitute any Letter(s) of Credit deposited with the Trustee in connection with the deposits described in Section 2.01(a) and (b) with cash in an amount sufficient to satisfy the obligations to which the Letter(s) of Credit relates. Any substituted Letter(s) of credit shall be released by the Trustee. The Trustee may deposit such cash or cash drawn on the Letter of Credit in a non- interest bearing account for the Trust.

     (d) In the event that the purchase of Contract Obligations pursuant to any contract shall not be consummated in accordance with said contract or if the Bonds represented by Contract Obligations are not delivered to the Trust in accordance with
Section 2.01(a) or 2.01(b) and the monies, or, if applicable, the monies drawn on the Letter of Credit, deposited by the Depositor are not utilized for Section 3.14 purchases of New Bonds, such funds, to the extent of the purchase price of Failed Contract Obligations for which no Replacement Bond was acquired pursuant to Section 3.14, plus all amounts described in the next succeeding two sentences, shall be credited to the Principal Account and distributed pursuant to Section 3.05 to Unit holders of record as of the Record Date next following the failure of consummation of such purchase. The Depositor shall cause to be refunded to each Unit holder his pro rata portion of the sales charge levied on the sale of Units to such Unit holder attributable to such Failed Contract Obligation. The Depositor shall also pay to the Trustee, for distribution to the Unit holders, interest on the amount of the purchase price to the
Trust of the Failed Contract Obligation, at the rate of 5% per annum to the date the Depositor notifies the Trustee that no Replacement Bond will be purchased or, in the absence of such notification, to the expiration date for purchase of a Replacement Security specified in Section 3.14. Any amounts remaining from monies drawn on the Letter of Credit which are not used to purchase New Bonds or are not used to provide refunds to Unit holders shall be paid to the Depositor.

     (e) The Trustee is hereby irrevocably authorized to effect registration or transfer of the Bonds in fully registered form to the name of the Trustee or to the name of its nominee.

     (f) In connection with and at the time of any deposit of additional bonds pursuant to Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Principal Account, cash or other property (other than Bonds) on hand in the Principal Account or receivable and to be credited to the Principal Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Bonds) received by the Trust as of the date of the deposit or receivable by the Trust in respect of distributions declared but not received as of the date of the deposit, reduced by the amount of any cash or other property received or receivable on any Bond allocable (in accordance with the Trustee's calculation of the monthly distribution from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit."

     K.    Section  3.01 of the Standard Terms and Conditions  of
Trust shall be replaced in its entirety with the following:

     "Section 3.01. Initial Cost. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and the sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. At the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period (as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Principal Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust in an amount certified to the Trustee by the Depositor. In no event shall the amount paid by the Trustee to the Depositor for the Depositor's reimbursable expenses of organizing the Trust exceed the estimated per Unit amount of organization costs set forth in the Prospectus for the Trust multiplied by the number of Units of the Trust outstanding at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period; nor shall the Depositor be entitled to or request reimbursement for expenses of organizing the Trust incurred after the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period. If the cash balance of the Principal
Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. Securities sold or distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold or distributed by the Trustee, to the extent practicable, in the percentage ratio then existing. The reimbursement provided for in this section shall be for the account of Unit holders of record at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this
Section 3.01 shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the trustee any cash identified in the Statement of Net Assets of the Trust included in the Prospectus not late than the expiration of the Delivery Period and the Depositor's obligation to make such delivery shall be secured by the letter of credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 3.01 shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unit holder redeems Units prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, the Trustee shall pay the Unit holder, in addition to the Redemption Value of the tendered Units, unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing the Trust set forth in the Prospectus, or such lower revision thereof most recently communicated to the Trustee by the Depositor pursuant to Section 5.01, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payments, the Trustee shall have the power to sell Securities in accordance with Section 5.02. As used herein, the Depositor's reimbursable expenses of organizing the Trust shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation  of the portfolio and audit of the Trust,  the  initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses."

     L.    Section  3.03 of the Standard Terms and Conditions  of
Trust shall be deleted in its entirety and replaced with the following:

"Section 3.05. Distribution. The Trustee, as of the "First Settlement Date" as defined in Part II of the Trust Agreement, shall advance from its own funds and shall pay to the Depositor the amount of interest received or accrued to such date on the Bonds deposited in the respective Trusts. The Trustee, as of the "First Settlement Date" as defined in Part II of the Trust Agreement, shall also advance to the Trust from its own funds and distribute to the Depositor the amount specified in Part II of the Trust Agreement, which is the amount by which the Trustee's fee is reduced in respect of interest accrued on "when-issued" Bonds and on Contract Bonds delivered to the Trustee subsequent to the First Settlement Date pursuant to Section 6.04. The Trustee shall be entitled to reimbursement, without interest, for such advancements from interest received by the respective Trusts. Subsequent distributions shall be made as hereinafter provided.

     The second distribution of funds from the Interest Accounts of the respective Trusts shall be in the amount specified in Part II of the Trust Agreement and shall be made on the last day of the month after the "First General Record Date" as defined in
Part II of the Trust Agreement, to all Certificateholders of record of the respective Trusts as of the First General Record
Date. As of the fifteenth day of each month of each year commencing the First General Record Date, the Trustee shall with respect to each Trust:

         (a) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 6.04;

         (b) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to the Evaluator the amount that it is at the time entitled to receive pursuant to Section 4.03;

         (c) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.09, as certified to by the Depositor;

         (d) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to First Trust Advisors L.P. the amount that it is entitled to receive pursuant to Section 3.15; and

     As of the First day of each month of each year commencing with the first such day after the date of the Trust Agreement, the Trustee with respect to each Insured Trust shall deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to the Insurer the amount of any premium to which it is at the time entitled to receive pursuant to Section 2.05.

     For monthly distributions, the share of the balance in the Interest Account to be distributed to a Certificateholder shall be computed as of the fifteenth day of each month, commencing with the first such day subsequent to the First General Record Date (the "Monthly Record Date"). The Trustee shall distribute by mail to each Certificateholder of record as of the close of business on each Monthly Record Date at the post office address appearing on the registration books of the Trustee such Certificateholder's pro rata share of the balance of the Interest Account as computed herein on or shortly after the last day of the month next following the Monthly Record Date (the "Monthly Distribution Date"). Such Computation shall be an amount equal to the estimated amount of interest accrued on the Bonds from and including the immediately preceding Monthly Record Date through but not including the Monthly Record Date on which such calculation is made, less (i) the estimated costs and expenses attributable to such period (ii) interest attributable to such period paid or payable in connection with redemption of Units and
(iii) amounts previously advanced by the Trustee pursuant to this
Section 3.05 which are now deemed to be uncollectible, divided by the number of Units outstanding on such Monthly Record Date

     In the event the amount on deposit in the Interest Account on a Monthly Distribution Date is not sufficient for the payment of the amount of interest to be distributed on the basis of the aforesaid computation, the Trustee shall advance out of its own funds and cause to be deposited in and credited to the Interest Account such amount as may be required to permit payment of the monthly interest distribution to be made on such monthly distribution date and shall be entitled to be reimbursed, without interest, out of interest received by the Fund on the first computation day following the date of such advance on which such reimbursement may be made without reducing the amount in the Interest Account to an amount less than that required for the next ensuing monthly interest distribution except where advances were made by the Trustee on Bonds which have defaulted or on which any payment has been recovered from the Trustee by a trustee in bankruptcy and the interest on which cannot currently be collected is then uncollectable (either from the issuer of the Bonds or the Insurer), in which case the Trustee may reimburse itself for such advances and reduce, if necessary, the amount of the interest distribution.

     Distributions of amounts represented by the cash balance in the Principal Account for each Trust shall be computed as of the fifteenth day of each month with the First General Record Date. On the last day of each such month, or within a reasonable period of time thereafter, the Trustee shall distribute by mail to each Certificateholder of record at the close of business on the date of computation (the Record Date) at his post office address such holder's pro rata share of the cash balance of the Principal Account as thus computed. The Trustee shall not be required to make a distribution from the Principal Account unless the cash balance on deposit therein available for distribution shall be sufficient to distribute at least $1.00 per Unit.

     If the Depositor (i) fails to replace any failed Special Bond (as defined in Section 3.14), or (ii) is unable or fails to enter into any contract for the purchase of any New Bond in accordance with Section 3.14, the Depositor shall pay to the Trustee and the Trustee shall distribute, to the extent of the monies credited to the Principal Account pursuant to Section 3.03(b) or supplied by the Depositor pursuant to this Section to all Certificateholders of Units in the respective Trust the principal and accrued interest (at the coupon rate of the relevant Bond to the date the Depositor is notified of the failure) and sales charge attributable to such Special Bonds at the next monthly distribution date which is more than thirty days after the expiration of the Purchase Period (as defined in Section 3.14) or at such earlier time or in such manner as the Trustee in its sole discretion deems to be in the best interest of the Certificateholders.

     If any contract for a New Bond in replacement of a Special Bond shall fail, the Depositor shall pay to the Trustee and the Trustee shall distribute to the extent of the monies credited to the Principal Account pursuant to Section 3.03(b) or supplied by the Depositor pursuant to this Section, the principal and accrued interest (at the coupon rate of the relevant Special Bond to the date the Depositor is notified of the failure) and sales charge attributable to the Special Bond to the Certificateholders of Units in the respective Trust at the next monthly distribution date which is more than thirty days after the date on which the contract in respect of such New Bond failed or at such earlier time or in such earlier manner as the Trustee in its sole discretion determines to be in the best interest of the Certificateholders.

     If any contract for a New Bond in replacement of a Special Bond shall fail, the Depositor shall pay to the Trustee and the Trustee shall distribute to the extent of the monies credited to the Principal Account pursuant to Section 3.03(b) or supplied by the Depositor pursuant to this Section, the principal and accrued interest (at the coupon rate of the relevant Special Bond to the date the Depositor is notified of the failure) and sales charge attributable to the Special Bond to the Certificateholders of Units in the respective Trust at the next monthly distribution date which is more than thirty days after the date on which the contract in respect of such New Bond failed or at such earlier time or in such earlier manner as the Trustee in its sole discretion determines to be in the best interest of the Certificateholders.

     The amounts to be so distributed to each Certificateholder of a Trust shall be that pro rata share of the balance of the Interest and Principal Accounts of such Trust, computed as set forth above, as shall be represented by the Units evidenced by the outstanding Certificate or Certificates registered in the name of such Certificateholder

     In the computation of each such share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in the Interest Account or the Principal Account of a Trust shall be held in the same manner as other amounts subsequently deposited in each of such Accounts, respectively.

     For the purpose of distribution as herein provided, the holders of record on the registration books of the Trustee at the close of business on each Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any such registered Certificateholder of record. Nothing herein shall be construed to prevent the payment of amounts from the Interest Account and the Principal Account of a Trust to individual Certificateholders by means of one check, draft or other proper instrument, provided that the appropriate statement of such distribution shall be furnished therewith as provided in Section 3.06 hereof."

     M.    Section 3.07 of Article III of the Standard Terms  and
Conditions   of   Trust  is  hereby  amended  by  deleting   "or"
immediately prior to paragraph (g) and adding the following paragraph:

     "; or (h) that Bonds need to be sold in order to meet established principal distributions which are an objective of the Trust as described in the Prospectus."


     N.    Section  3.15 of the Standard Terms and Conditions  of
Trust shall be replaced with the following

          Section 3.15. Portfolio Supervision, Bookkeeping and Administrative Expenses. As compensation for providing portfolio supervisory services in its capacity as Portfolio Supervisor, and for bookkeeping and other administrative services of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940 to the extent such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee, First Trust Advisors L.P. shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount set forth in Part II of the Trust Agreement for the Trust, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which First Trust Advisors L.P. provides services during less than the whole of such year). Such fee may exceed the actual cost of providing such services for the Trust, but at no time will the total amount received for such services rendered to unit investment trusts of which the Depositor is the sponsor in any calendar year exceed the aggregate cost to First Trust Advisors L.P. of supplying such services in such year. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of invoice therefor from First Trust Advisors L.P., which shall constitute the representation by First Trust Advisors L.P. that the bookkeeping and administrative services for which compensation is claimed are properly compensable hereunder and that the aggregate cost incurred by First Trust Advisors L.P. of providing portfolio supervisory, and bookkeeping and administrative services hereunder was not less than the compensation claimed, upon which representation the Trustee may conclusively rely. Such compensation shall be charged against the Interest and Principal Accounts in accordance with Section 3.05.

     If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.15, the Trustee shall have the power to sell (i) Bonds from the current list of Bonds designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Bonds have been so designated, such Bonds as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.16 provided, however, that zero Coupon Obligations may not be sold to pay for amounts pursuant to this Section 3.16.

     Any moneys payable to the Depositor pursuant to this Section
3.15 shall be secured by a prior lien on the Trust Fund except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 herein.

     Except  as  the  context  otherwise  requires,  First  Trust
Advisors L.P. shall be subject to the provisions of Section 4.05 herein in the same manner as it would if it were the Evaluator.

     O.    Section  5.01 of the Standard Terms and Conditions  of
Trust shall be amended as follows:

     The  fourth sentence of the first paragraph of Section  5.01 shall  be  amended by deleting the phrase "and (iii)" and  adding
the   following,  "(iii)  amounts  representing  unpaid   accrued
organization costs, and (iv)"; and

     The following text shall immediately precede the last sentence of the first paragraph of Section 5.01:

     "The resulting figure is herein called a "Trust Fund Evaluation." Prior to the payment to the Depositor of its reimbursable organization costs to be made at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period in accordance with Section 3.10, for purposes of determining the Trust Fund Evaluation under this
Section 5.01, the Trustee shall rely upon the amounts representing unpaid accrued organization costs in the estimated amount per Unit set forth in the Prospectus until such time as the Depositor notifies the Trust in writing of a revised estimated amount per Unit representing unpaid accrued organization costs. Upon receipt of such notice, the Trustee shall use this revised estimated amount per Unit representing unpaid accrued organization costs in determining the Trust Fund Evaluation but such revision of the estimated expenses shall not effect calculations made prior thereto and no adjustment shall be made in respect thereof."

     P.    The  third  paragraph of Section 6.02 of the  Standard
Terms and Conditions of Trust shall be deleted in its entirety and replaced with the following:

     "If provided for in the Prospectus for a Trust, the Trustee shall pay, or reimburse to the Depositor, the expenses related to the updating of the Trust's registration statement, to the extent of legal fees, typesetting fees, electronic filing expenses and regulatory filing fees. Such expenses shall be paid from the Interest Account, or to the extent funds are not available in such Account, from the Principal Account, against an invoice or invoices therefor presented to the Trustee by the Depositor. By presenting such invoice or invoices, the Depositor shall be deemed to certify, upon which certification the Trustee is authorized conclusively to rely, that the amounts claimed therein are properly payable pursuant to this paragraph. The Depositor shall provide the Trustee, from time to time as requested, an estimate of the amount of such expenses, which the Trustee shall use for the purpose of estimating the accrual of Trust expenses. The amount paid by the Trust pursuant to this paragraph in each year shall be separately identified in the annual statement provided to Unit holders. The Depositor shall assure that the Prospectus for the Trust contains such disclosure as shall be necessary to permit payment by the Trust of the expenses contemplated by this paragraph under applicable laws and regulations.

     The provisions of this paragraph shall not limit the authority of the Trustee to pay, or reimburse to the Depositor or others, such other or additional expenses as may be determined to be payable from the Trust as provided in Section 6.02 of the Standard Terms and Conditions of Trust."

     Q. The third sentence of paragraph (a) of Section 6.05 of the Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

           "The Depositor may remove the Trustee at any time with or without cause and appoint a successor Trustee by written instrument or instruments delivered not less than sixty days prior to the effective date of such removal and appointment to the Trustee so removed and to the successor Trustee."


     R.   The second sentence of the second paragraph of Section
8.02 shall be replaced with the following:

      "Commencing no earlier than nine business days prior to the
termination  of  the  Trust,  the  Trustee  will  liquidate   the
Securities during such period and in such daily amounts as the Depositor shall direct, and shall:"

     IN WITNESS WHEREOF, Nike Securities L.P., JPMorgan Chase Bank, Securities Evaluation Service, Inc. and First Trust
Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                                 FIRST TRUST PORTFOLIOS, L.P.,
                                   Depositor



                                 By     Robert M.  Porcellino
                                        Senior Vice President

                                 JPMORGAN CHASE BANK, Trustee



                                 By     Joan A.  Currie
                                        Vice President
(SEAL)
Attest:


 Arkadiy Zavulunov
 Assistant Vice President
                                 SECURITIES EVALUATION SERVICE,
                                   INC., Evaluator



                                 By     James R.  Couture
                                        President

(SEAL)
Attest:


 James G.  Prince
 Vice President and
 Assistant Secretary
                                 FIRST TRUST ADVISORS L.P.,
                                   Portfolio Supervisor



                                 By     Robert M.  Porcellino
                                        Senior Vice President

                  SCHEDULE A TO TRUST AGREEMENT
                 SECURITIES INITIALLY DEPOSITED

                               IN

                             FT 736


(Note: Incorporated herein and made a part hereof is the "Schedule of Investments" as set forth for each Trust in the Prospectus.)